FOR IMMEDIATE RELEASE	April 28, 2022

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
FIRST QUARTER OF 2022
First Quarter Summary1
•Net income for the first quarter was $13.9 million, or $0.88 per diluted common share.
◦Total revenue, net of interest expense, of $49.0 million.
◦Noninterest expense of $31.6 million.
•Core commercial annualized loan growth of 5.4% to $2.71 billion2.
•No credit loss expense in the first quarter 2022 and the allowance for credit losses ratio declined to 1.42%.
•Nonperforming assets ratio remained stable at 0.53% and the annualized net charge-off ratio was 28 bps.
•Efficiency ratio was 60.46%2.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported net income for the first quarter of 2022 of $13.9 million, or $0.88 per diluted common share, compared to net income of $14.3 million, or $0.91 per diluted common share, for the linked quarter.
CEO COMMENTARY

Charles Funk, Chief Executive Officer of the Company, commented, "We are pleased with the first quarter results; especially with our return on average tangible equity of 13.56%2. Despite the first quarter historically being a softer quarter for loan growth, we showed positive momentum and have a strong pipeline of construction loans that will continue to fund as the year progresses. Further, asset quality was generally stable to improving with a 36 bps decline in the nonperforming loans ratio and a 30 bps decline in the classified loans ratio when compared to the prior year period. In addition, the 25 bps increase in March 2022 to the federal funds target rate had little impact to net interest income in the first quarter of 2022 results. Finally, we expect to close the Iowa First acquisition in the second quarter and believe this will add to our earnings per share during the remainder of 2022 and beyond."

FINANCIAL HIGHLIGHTS	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share amounts)	2022	2021	2021
Net interest income	$37,336	$38,819	$38,617
Noninterest income	11,644	11,229	11,824
Total revenue, net of interest expense	48,980	50,048	50,441
Credit loss expense (benefit)	—	622	(4,734)
Noninterest expense	31,643	30,444	27,700
Income before income tax expense	17,337	18,982	27,475
Income tax expense	3,442	4,726	5,827
Net income	$13,895	$14,256	$21,648
Diluted earnings per share	$0.88	$0.91	$1.35

Return on average assets	0.95%	0.95%	1.59%
Return on average equity	10.74%	10.68%	17.01%
Return on average tangible equity(1)	13.56%	13.50%	21.52%
Efficiency ratio(1)	60.46%	56.74%	50.77%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

1 First Quarter Summary compares to the fourth quarter of 2021 (the "linked quarter") unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income
Net interest income decreased to $37.3 million in the first quarter of 2022 from $38.8 million in the fourth quarter of 2021 due primarily to decreased Paycheck Protection Program ("PPP") loan fee accretion stemming from loan forgiveness. Net PPP loan fee accretion was $0.8 million in the first quarter of 2022 compared to $2.0 million in the linked quarter.
Average interest earning assets decreased $19.1 million to $5.59 billion in the first quarter of 2022, when compared to the fourth quarter of 2021. When adjusting for the $37.6 million reduction in average PPP loan balances due to forgiveness, average interest earning assets increased $18.5 million due to the increased volume of debt securities, coupled with non-PPP loan growth, which included an increase in the revolving line of credit utilization.
The Company's tax equivalent net interest margin was 2.79% in the first quarter of 2022 compared to 2.83% in the linked quarter due to a decrease in total interest earning assets yield, partially offset by a slight reduction in funding costs. Total interest earning assets yield decreased 4 bps from the linked quarter primarily as a result of the reduced benefit from net PPP loan fee accretion described above. The cost of interest bearing liabilities decreased 1 bp to 0.42%, primarily as a result of interest bearing deposits costs of 0.29%, which declined 1 bp from the linked quarter.
Noninterest Income
Noninterest income for the first quarter of 2022 increased $0.4 million, or 3.7%, from the linked quarter. The increase was due to an increase of $1.2 million in loan revenue, which stemmed primarily from the $2.7 million increase in the fair value of our mortgage servicing rights, as compared to a $0.9 million increase in the fourth quarter of 2021. Partially offsetting the increase identified above, was a decline of $0.8 million in mortgage origination fee income. The decline in 'Other' noninterest income was primarily due to a decrease of $0.5 million in income received from our commercial loan back-to-back swap program.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
Noninterest Income	March 31,	December 31,	March 31,
(In thousands)	2022	2021	2021
Investment services and trust activities	$3,011	$3,115	$2,836
Service charges and fees	1,657	1,684	1,487
Card revenue	1,650	1,746	1,536
Loan revenue	4,293	3,132	4,730
Bank-owned life insurance	531	550	542
Investment securities gains, net	40	137	27
Other	462	865	666
Total noninterest income	$11,644	$11,229	$11,824
Noninterest Expense
Noninterest expense for the first quarter of 2022 increased $1.2 million, or 3.9%, from the linked quarter primarily due to increases of $0.6 million in occupancy expense of premises, net, $0.5 million in legal and professional, and $0.4 million in compensation and employee benefits. The increase in occupancy expense was primarily attributable to a write-down of fixed assets totaling $0.4 million. The increase in legal and professional expenses was primarily attributable to executive recruitment, as well as elevated legal expenses related to litigation. The increase in compensation and employee benefits was primarily due to normal annual salary increases. Offsetting these increases was a decline of $0.3 million in equipment expense.
The decline in net interest income and the increase in noninterest expense, partially offset by the increase in noninterest income noted above, were the primary drivers of the increase in the efficiency ratio, which increased 3.72 percentage points to 60.46% from 56.74% in the linked quarter.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
Noninterest Expense	March 31,	December 31,	March 31,
(In thousands)	2022	2021	2021
Compensation and employee benefits	$18,664	$18,266	$16,917
Occupancy expense of premises, net	2,779	2,211	2,318
Equipment	1,901	2,189	1,793
Legal and professional	2,353	1,826	783
Data processing	1,231	1,211	1,252
Marketing	1,029	1,121	1,006
Amortization of intangibles	1,227	1,245	1,507
FDIC insurance	420	380	512
Communications	272	277	409
Foreclosed assets, net	(112)	7	47
Other	1,879	1,711	1,156
Total noninterest expense	$31,643	$30,444	$27,700
The following table presents details of merger-related expenses for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
Merger-related Expenses	2022	2021	2021
(In thousands)
Equipment	$5	$18	$—
Legal and professional	63	202	—
Data processing	38	—	—
Marketing	7	2	—
Communications	1	—	—
Other	14	2	—
Total merger-related expenses	$128	$224	$—

Income Taxes
The Company's effective income tax rate decreased to 19.9% in the first quarter of 2022 compared to 24.9% in the linked quarter. The lower effective income tax rate in the first quarter of 2022 reflected income tax expense based on the statutory rate and state income taxes, net of federal income tax benefits, primarily due to net income earned during the quarter, offset by benefits related to tax-exempt interest and bank-owned life insurance. The effective income tax rate for the full year 2022 is expected to be in the range of 19.5-21.5%.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or for the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in millions, except per share amounts)	2022	2021	2021
Ending Balance Sheet
Total assets	$5,960.2	$6,025.1	$5,737.3
Loans held for investment, net of unearned income	3,250.0	3,245.0	3,358.2
Total securities	2,349.8	2,288.1	1,896.9
Total deposits	5,077.7	5,114.5	4,794.6
Average Balance Sheet
Average total assets	$5,914.6	$5,934.1	$5,520.3
Average total loans	3,245.4	3,268.8	3,429.7
Average total deposits	5,044.0	5,015.5	4,573.9
Funding and Liquidity
Short-term borrowings	$181.2	$181.4	$175.8
Long-term debt	139.9	154.9	201.7
Loans to deposits ratio	64.01%	63.45%	70.04%
Equity
Total shareholders' equity	$504.5	$527.5	$511.3
Common equity ratio	8.46%	8.75%	8.91%
Tangible common equity(1)	423.3	445.1	425.1
Tangible common equity ratio(1)	7.20%	7.49%	7.52%
Per Share Data
Book value	$32.15	$33.66	$32.00
Tangible book value(1)	$26.98	$28.40	$26.60
(1) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

On January 1, 2022, the Company transferred, at fair value, $1.25 billion of mortgage-backed securities, collateralized mortgage obligations, and securities issued by state and political subdivisions from the available for sale classification to the held to maturity classification. The net unrealized after tax loss of $11.5 million associated with those re-classified securities remained in accumulated other comprehensive loss and will be amortized over the remaining life of the securities. No gains or losses were recognized in earnings at the time of the transfer.

Loans Held for Investment
Loans held for investment, net of unearned income, increased $5.0 million, or 0.2%, to $3.25 billion from December 31, 2021, driven primarily by new loan production in the first quarter of 2022 and increased revolving line of credit utilization and partially offset by PPP loan forgiveness. The revolving line of credit utilization was 35% in the first quarter of 2022, an increase of 3 percentage points from the linked quarter.
The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

Loans Held for Investment	March 31, 2022		December 31, 2021		March 31, 2021
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(dollars in thousands)
Commercial and industrial	$898,942	27.7%	$902,314	27.8%	$993,770	29.6%
Agricultural	94,649	2.9	103,417	3.2	117,099	3.5
Commercial real estate
Construction and development	193,130	5.9	172,160	5.3	164,927	4.9
Farmland	140,846	4.3	144,673	4.5	138,199	4.1
Multifamily	259,609	8.0	244,503	7.5	261,806	7.8
Other	1,130,306	34.8	1,143,205	35.2	1,128,660	33.6
Total commercial real estate	1,723,891	53.0	1,704,541	52.5	1,693,592	50.4
Residential real estate
One-to-four family first liens	331,883	10.2	333,308	10.3	337,408	10.0
One-to-four family junior liens	131,793	4.1	133,014	4.1	137,025	4.1
Total residential real estate	463,676	14.3	466,322	14.4	474,433	14.1
Consumer	68,877	2.1	68,418	2.1	79,267	2.4
Loans held for investment, net of unearned income	$3,250,035	100.0%	$3,245,012	100.0%	$3,358,161	100.0%

Total commitments to extend credit	$1,034,843		$1,014,397		$920,493

PPP Loans
The following table presents PPP loan measures as of the dates indicated:

	March 31, 2022						December 31, 2021
	Round 1(3)		Round 2(3)		Total		Round 1(3)		Round 2(3)		Total
(Dollars in millions)	#	$	#	$	#	$	#	$	#	$	#	$
Total PPP Loans Funded	2,681	348.5	2,175	149.3	4,856	497.8	2,681	348.5	2,175	149.3	4,856	497.8
PPP Loan Forgiveness(1)	2,657	339.0	2,160	146.2	4,817	485.2	2,609	334.2	2,009	122.4	4,618	456.6
Outstanding PPP Loans(2)	5	0.7	15	2.3	20	3.0	53	5.6	164	25.2	217	30.8

Unearned Income	$—		$0.1		$0.1		$—		$0.9		$0.9
(1) Excluded from the PPP Loan Forgiveness is $9.3 million as of March 31, 2022 and December 31, 2021 of PPP loans that were paid off by the borrower prior to forgiveness or through the SBA PPP loan guarantee.

(2) Outstanding loans are presented net of unearned income.
(3) Round 1 refers to PPP loan applications from the first wave of funding made available through the CARES Act, which was signed into law by President Trump in March 2020. Round 2 refers to the second wave of PPP funding made available through the Consolidated Appropriations Act, 2021, which was signed into law by President Trump in December 2020 and extended by the PPP Extension Act of 2021, which was signed into law by President Biden in March 2021.

Credit Loss Expense & Allowance for Credit Losses

The following table shows the activity in the allowance for credit losses for the periods indicated:

	Three Months Ended
Allowance for Credit Losses Roll Forward	March 31,	December 31,	March 31,
(In thousands)	2022	2021	2021
Beginning balance	$48,700	$47,900	$55,500
Charge-offs	(2,631)	(255)	(1,003)
Recoveries	409	533	687
Net recoveries (charge-offs)	(2,222)	278	(316)
Credit loss (benefit) expense related to loans	(278)	522	(4,534)
Ending balance	$46,200	$48,700	$50,650

As of March 31, 2022, the allowance for credit losses ("ACL") was $46.2 million, or 1.42% of loans held for investment, net of unearned income, compared with $48.7 million, or 1.50% of loans held for investment, net of unearned income, at December 31, 2021. After excluding net PPP loans, the ACL as a percentage of loans held for investment, net of unearned income, remained consistent at 1.42%(1) as of March 31, 2022, compared to 1.52%(1) at December 31, 2021. There was no credit loss expense for the first quarter of 2022 compared to a credit loss expense of $0.6 million for the fourth quarter of 2021. In the first quarter of 2022, the $0.3 million credit loss benefit related to loans, which reflected continued improvement in overall asset quality and improvement in forecasted economic conditions, was offset by the $0.3 million credit loss expense needed for growth in unfunded loan commitments.
(1)Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

Deposit Composition	March 31, 2022		December 31, 2021		March 31, 2021
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$1,002,415	19.7%	$1,005,369	19.6%	$958,526	20.0%
Interest checking deposits	1,601,249	31.5	1,619,136	31.6	1,406,070	29.4
Money market deposits	983,709	19.4	939,523	18.4	950,300	19.8
Savings deposits	650,314	12.8	628,242	12.3	580,862	12.1
Total non-maturity deposits	4,237,687	83.4	4,192,270	81.9	3,895,758	81.3
Time deposits of $250 and under	501,904	9.9	505,392	9.9	558,338	11.6
Time deposits over $250	338,134	6.7	416,857	8.2	340,467	7.1
Total time deposits	840,038	16.6	922,249	18.1	898,805	18.7
Total deposits	$5,077,725	100.0%	$5,114,519	100.0%	$4,794,563	100.0%

CREDIT RISK PROFILE

	As of or For the Three Months Ended
Highlights	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Credit loss (benefit) expense related to loans	$(278)	$522	$(4,534)
Net charge-offs (recoveries)	$2,222	$(278)	$316
Net charge-off (recovery) ratio(1)	0.28%	(0.03)%	0.04%

At period-end
Pass	$3,041,649	$3,013,917	$3,112,728
Special Mention / Watch	106,241	117,401	130,052
Classified	102,145	113,694	115,381
Total loans held for investment, net	$3,250,035	$3,245,012	$3,358,161
Classified loans ratio(2)	3.14%	3.50%	3.44%

Nonaccrual loans held for investment	$31,182	$31,540	$43,874
Accruing loans contractually past due 90 days or more	—	—	508
Total nonperforming loans	31,182	31,540	44,382
Foreclosed assets, net	273	357	1,487
Total nonperforming assets	$31,455	$31,897	$45,869
Nonperforming loans ratio(3)	0.96%	0.97%	1.32%
Nonperforming assets ratio(4)	0.53%	0.53%	0.80%
Allowance for credit losses	$46,200	$48,700	$50,650
Allowance for credit losses ratio(5)	1.42%	1.50%	1.51%
Adjusted allowance for credit losses ratio(6)	1.42%	1.52%	1.63%
Allowance for credit losses to nonaccrual loans ratio(7)	148.16%	154.41%	115.44%
(1) Net (recovery) charge-off ratio is calculated as annualized net (recoveries) charge-offs divided by average loans held for investment, net of unearned income, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as total nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as total nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
(7)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
During the first quarter of 2022, overall asset quality was generally stable to improving. The nonperforming loans ratio declined 1 bp from the linked quarter and 36 bps from the prior year to 0.96%. In addition, the classified loans ratio declined 36 bps from the linked quarter and 30 bps from the prior year to 3.14%. However, net charge-offs increased $2.5 million from the linked quarter due to our proactive credit monitoring processes.
The following table presents a roll forward of nonperforming loans for the period:

Nonperforming Loans	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at December 31, 2021	$31,540	$—	$31,540
Loans placed on nonaccrual or 90+ days past due & still accruing	9,334	23	9,357
Repayments (including interest applied to principal)	(1,879)	—	(1,879)
Loans returned to accrual status or no longer past due	(1,918)	—	(1,918)
Charge-offs	(2,495)	(23)	(2,518)
Transfer to held for sale	(3,400)	—	(3,400)
Balance at March 31, 2022	$31,182	$—	$31,182

CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of the current expected credit losses (CECL) accounting standard. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. The modified CECL transitional amount of $9.4 million will then be reduced from capital over the subsequent three-year period.

Regulatory Capital Ratios	March 31,	December 31,	March 31,
	2022 (1)	2021	2021
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	8.85%	8.67%	8.78%
Common equity tier 1 capital to risk-weighted assets ratio	9.81%	9.94%	10.16%
Tier 1 capital to risk-weighted assets ratio	10.68%	10.83%	11.13%
Total capital to risk-weighted assets ratio	12.89%	13.09%	13.75%
MidWestOne Bank
Tier 1 leverage to average assets ratio	9.30%	9.25%	9.60%
Common equity tier 1 capital to risk-weighted assets ratio	11.25%	11.58%	12.19%
Tier 1 capital to risk-weighted assets ratio	11.25%	11.58%	12.19%
Total capital to risk-weighted assets ratio	12.12%	12.46%	13.19%
(1) Capital ratios for March 31, 2022 are preliminary

CORPORATE UPDATE
Share Repurchase Program
Under our current repurchase program, the Company repurchased 11,500 shares of its common stock at an average price of $30.98 per share and a total cost of $356 thousand in the first quarter of 2022. At March 31, 2022, the total amount available under the Company's current share repurchase program was $5.4 million.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, April 29, 2022. To participate, you may pre-register for this call utilizing the following link: https://www.incommglobalevents.com/registration/q4inc/10493/midwestone-financial-group-inc-1st-quarter-2022-earnings-call/. After pre-registering for this event you will receive your access details via email. You are also able to on the day of the call dial 1-844-200-6205, using an access code of 329438 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until July 28, 2022, by calling 1-866-813-9403 and using the replay access code of 310793. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, including due to supply chain disruptions, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) the risks of mergers (including with IOFB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (5) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (6) the effects of interest rates, including on our net income and the value of our securities portfolio; (7) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (8) fluctuations in the value of our investment securities; (9) governmental monetary and fiscal policies; (10) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR and the adoption of a substitute; (11) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (12) the ability to attract and retain key executives and employees experienced in banking and financial services; (13) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (14) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (15) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (16) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (17) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	March 31	December 31,	September 30,	June 30,	March 31,
(In thousands)	2022	2021	2021	2021	2021
ASSETS
Cash and due from banks	$47,677	$42,949	$53,562	$52,297	$57,154
Interest earning deposits in banks	12,152	160,881	84,952	11,124	80,924
Federal funds sold	—	—	—	13	7,691
Total cash and cash equivalents	59,829	203,830	138,514	63,434	145,769
Debt securities available for sale at fair value	1,145,638	2,288,110	2,136,902	2,072,452	1,896,894
Held to maturity securities at amortized cost	1,204,212	—	—	—	—
Total securities	2,349,850	2,288,110	2,136,902	2,072,452	1,896,894
Loans held for sale	6,466	12,917	58,679	6,149	58,333
Gross loans held for investment	3,256,294	3,252,194	3,278,150	3,344,156	3,374,076
Unearned income, net	(6,259)	(7,182)	(9,506)	(14,000)	(15,915)
Loans held for investment, net of unearned income	3,250,035	3,245,012	3,268,644	3,330,156	3,358,161
Allowance for credit losses	(46,200)	(48,700)	(47,900)	(48,000)	(50,650)
Total loans held for investment, net	3,203,835	3,196,312	3,220,744	3,282,156	3,307,511
Premises and equipment, net	82,603	83,492	84,130	84,667	85,581
Goodwill	62,477	62,477	62,477	62,477	62,477
Other intangible assets, net	18,658	19,885	21,130	22,394	23,735
Foreclosed assets, net	273	357	454	755	1,487
Other assets	176,223	157,748	152,393	154,731	155,525
Total assets	$5,960,214	$6,025,128	$5,875,423	$5,749,215	$5,737,312
LIABILITIES
Noninterest bearing deposits	$1,002,415	$1,005,369	$999,887	$952,764	$958,526
Interest bearing deposits	4,075,310	4,109,150	3,957,894	3,839,902	3,836,037
Total deposits	5,077,725	5,114,519	4,957,781	4,792,666	4,794,563
Short-term borrowings	181,193	181,368	187,508	212,261	175,785
Long-term debt	139,898	154,879	154,860	169,839	201,696
Other liabilities	56,941	46,887	45,010	44,156	53,948
Total liabilities	5,455,757	5,497,653	5,345,159	5,218,922	5,225,992
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	300,505	300,940	300,327	299,888	299,747
Retained earnings	253,500	243,365	232,639	219,884	206,230
Treasury stock	(24,113)	(24,546)	(22,735)	(15,888)	(15,278)
Accumulated other comprehensive (loss) income	(42,016)	(8,865)	3,452	9,828	4,040
Total shareholders' equity	504,457	527,475	530,264	530,293	511,320
Total liabilities and shareholders' equity	$5,960,214	$6,025,128	$5,875,423	$5,749,215	$5,737,312

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2022	2021	2021	2021	2021
Interest income
Loans, including fees	$31,318	$33,643	$36,115	$34,736	$36,542
Taxable investment securities	8,123	7,461	6,655	6,483	5,093
Tax-exempt investment securities	2,383	2,415	2,428	2,549	2,555
Other	28	37	21	19	14
Total interest income	41,852	43,556	45,219	43,787	44,204
Interest expense
Deposits	2,910	3,031	3,150	3,409	3,608
Short-term borrowings	119	130	132	161	128
Long-term debt	1,487	1,576	1,597	1,712	1,851
Total interest expense	4,516	4,737	4,879	5,282	5,587
Net interest income	37,336	38,819	40,340	38,505	38,617
Credit loss expense (benefit)	—	622	(1,080)	(2,144)	(4,734)
Net interest income after credit loss expense (benefit)	37,336	38,197	41,420	40,649	43,351
Noninterest income
Investment services and trust activities	3,011	3,115	2,915	2,809	2,836
Service charges and fees	1,657	1,684	1,613	1,475	1,487
Card revenue	1,650	1,746	1,820	1,913	1,536
Loan revenue	4,293	3,132	1,935	3,151	4,730
Bank-owned life insurance	531	550	532	538	542
Investment securities gains, net	40	137	36	42	27
Other	462	865	331	290	666
Total noninterest income	11,644	11,229	9,182	10,218	11,824
Noninterest expense
Compensation and employee benefits	18,664	18,266	17,350	17,404	16,917
Occupancy expense of premises, net	2,779	2,211	2,547	2,198	2,318
Equipment	1,901	2,189	1,973	1,861	1,793
Legal and professional	2,353	1,826	1,272	1,375	783
Data processing	1,231	1,211	1,406	1,347	1,252
Marketing	1,029	1,121	1,022	873	1,006
Amortization of intangibles	1,227	1,245	1,264	1,341	1,507
FDIC insurance	420	380	435	245	512
Communications	272	277	275	371	409
Foreclosed assets, net	(112)	7	43	136	47
Other	1,879	1,711	2,191	1,519	1,156
Total noninterest expense	31,643	30,444	29,778	28,670	27,700
Income before income tax expense	17,337	18,982	20,824	22,197	27,475
Income tax expense	3,442	4,726	4,513	4,926	5,827
Net income	$13,895	$14,256	$16,311	$17,271	$21,648

Earnings per common share
Basic	$0.89	$0.91	$1.03	$1.08	$1.35
Diluted	$0.88	$0.91	$1.03	$1.08	$1.35
Weighted average basic common shares outstanding	15,683	15,692	15,841	15,987	15,991
Weighted average diluted common shares outstanding	15,718	15,734	15,863	16,012	16,021
Dividends paid per common share	$0.2375	$0.2250	$0.2250	$0.2250	$0.2250

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share amounts)	2022	2021	2021
Earnings:
Net interest income	$37,336	$38,819	$38,617
Noninterest income	11,644	11,229	11,824
Total revenue, net of interest expense	48,980	50,048	50,441
Credit loss expense (benefit)	—	622	(4,734)
Noninterest expense	31,643	30,444	27,700
Income before income tax expense	17,337	18,982	27,475
Income tax expense	3,442	4,726	5,827
Net income	$13,895	$14,256	$21,648
Per Share Data:
Diluted earnings	$0.88	$0.91	$1.35
Book value	32.15	33.66	32.00
Tangible book value(1)	26.98	28.40	26.60
Ending Balance Sheet:
Total assets	$5,960,214	$6,025,128	$5,737,312
Loans held for investment, net of unearned income	3,250,035	3,245,012	3,358,161
Total securities	2,349,850	2,288,110	1,896,894
Total deposits	5,077,725	5,114,519	4,794,563
Short-term borrowings	181,193	181,368	175,785
Long-term debt	139,898	154,879	201,696
Total shareholders' equity	504,457	527,475	511,320
Average Balance Sheet:
Average total assets	$5,914,604	$5,934,076	$5,520,304
Average total loans	3,245,449	3,268,783	3,429,746
Average total deposits	5,044,046	5,015,506	4,573,898
Financial Ratios:
Return on average assets	0.95%	0.95%	1.59%
Return on average equity	10.74%	10.68%	17.01%
Return on average tangible equity(1)	13.56%	13.50%	21.52%
Efficiency ratio(1)	60.46%	56.74%	50.77%
Net interest margin, tax equivalent(1)	2.79%	2.83%	3.10%
Loans to deposits ratio	64.01%	63.45%	70.04%
Common equity ratio	8.46%	8.75%	8.91%
Tangible common equity ratio(1)	7.20%	7.49%	7.52%
Credit Risk Profile:
Total nonperforming loans	$31,182	$31,540	$44,382
Nonperforming loans ratio	0.96%	0.97%	1.32%
Total nonperforming assets	$31,455	$31,897	$45,869
Nonperforming assets ratio	0.53%	0.53%	0.80%
Net (recoveries) charge-offs	$2,222	$(278)	$316
Net (recovery) charge-off ratio	0.28%	(0.03)%	0.04%
Allowance for credit losses	$46,200	$48,700	$50,650
Allowance for credit losses ratio	1.42%	1.50%	1.51%
Adjusted allowance for credit losses ratio(1)	1.42%	1.52%	1.63%
Allowance for credit losses to nonaccrual ratio	148.16%	154.41%	115.44%
PPP Loans:
Average PPP loans	$14,975	$52,564	$236,231
Fee Income	797	1,996	3,674

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,245,449	$31,858	3.98%	$3,268,783	$34,191	4.15%	$3,429,746	$37,073	4.38%
Taxable investment securities	1,835,911	8,123	1.79%	1,802,349	7,461	1.64%	1,266,714	5,093	1.63%
Tax-exempt investment securities (2)(4)	450,547	2,998	2.70%	455,570	3,026	2.64%	465,793	3,203	2.79%
Total securities held for investment(2)	2,286,458	11,121	1.97%	2,257,919	10,487	1.84%	1,732,507	8,296	1.94%
Other	56,094	28	0.20%	80,415	37	0.18%	36,536	14	0.16%
Total interest earning assets(2)	$5,588,001	43,007	3.12%	$5,607,117	44,715	3.16%	$5,198,789	45,383	3.54%
Other assets	326,603			326,959			321,515
Total assets	$5,914,604			$5,934,076			$5,520,304
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,560,402	$1,061	0.28%	$1,506,600	$1,065	0.28%	$1,349,671	$991	0.30%
Money market deposits	953,943	499	0.21%	976,018	520	0.21%	913,087	478	0.21%
Savings deposits	641,703	279	0.18%	621,871	285	0.18%	553,824	286	0.21%
Time deposits	883,997	1,071	0.49%	903,765	1,161	0.51%	837,460	1,853	0.90%
Total interest bearing deposits	4,040,045	2,910	0.29%	4,008,254	3,031	0.30%	3,654,042	3,608	0.40%
Securities sold under agreements to repurchase	159,417	96	0.24%	190,725	115	0.24%	165,858	101	0.25%
Federal funds purchased	—	—	—%	33	—	—%	—	—	—%
Other short-term borrowings	3,029	23	3.08%	30	15	198.37%	9,335	27	1.17%
Short-term borrowings	162,446	119	0.30%	190,788	130	0.27%	175,193	128	0.30%
Long-term debt	140,389	1,487	4.30%	154,870	1,576	4.04%	205,971	1,851	3.64%
Total borrowed funds	302,835	1,606	2.15%	345,658	1,706	1.96%	381,164	1,979	2.11%
Total interest bearing liabilities	$4,342,880	$4,516	0.42%	$4,353,912	$4,737	0.43%	$4,035,206	$5,587	0.56%
Noninterest bearing deposits	1,004,001			1,007,252			919,856
Other liabilities	42,872			43,576			49,003
Shareholders’ equity	524,851			529,336			516,239
Total liabilities and shareholders’ equity	$5,914,604			$5,934,076			$5,520,304
Net interest income(2)		$38,491			$39,978			$39,796
Net interest spread(2)			2.70%			2.73%			2.98%
Net interest margin(2)			2.79%			2.83%			3.10%

Total deposits(5)	$5,044,046	$2,910	0.23%	$5,015,506	$3,031	0.24%	$4,573,898	$3,608	0.32%
Cost of funds(6)			0.34%			0.35%			0.46%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $674 thousand, $1.9 million, and $3.5 million for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively. Loan purchase discount accretion was $732 thousand, $599 thousand, and $1.1 million for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively. Tax equivalent adjustments were $540 thousand, $548 thousand, and $531 thousand for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $615 thousand, $611 thousand, and $648 thousand for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted allowance for credit losses ratio, core loans, and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021	2021	2021
Total shareholders’ equity	$504,457	$527,475	$530,264	$530,293	$511,320
Intangible assets, net	(81,135)	(82,362)	(83,607)	(84,871)	(86,212)
Tangible common equity	$423,322	$445,113	$446,657	$445,422	$425,108

Total assets	$5,960,214	$6,025,128	$5,875,423	$5,749,215	$5,737,312
Intangible assets, net	(81,135)	(82,362)	(83,607)	(84,871)	(86,212)
Tangible assets	$5,879,079	$5,942,766	$5,791,816	$5,664,344	$5,651,100

Book value per share	$32.15	$33.66	$33.71	$33.22	$32.00
Tangible book value per share(1)	$26.98	$28.40	$28.40	$27.90	$26.60
Shares outstanding	15,690,125	15,671,147	15,729,451	15,963,468	15,981,088

Common equity ratio	8.46%	8.75%	9.03%	9.22%	8.91%
Tangible common equity ratio(2)	7.20%	7.49%	7.71%	7.86%	7.52%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended
Return on Average Tangible Equity	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Net income	$13,895	$14,256	$21,648
Intangible amortization, net of tax(1)	920	934	1,130
Tangible net income	$14,815	$15,190	$22,778

Average shareholders’ equity	$524,851	$529,336	$516,239
Average intangible assets, net	(81,763)	(82,990)	(86,961)
Average tangible equity	$443,088	$446,346	$429,278

Return on average equity	10.74%	10.68%	17.01%
Return on average tangible equity(2)	13.56%	13.50%	21.52%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Net interest income	$37,336	$38,819	$38,617
Tax equivalent adjustments:
Loans(1)	540	548	531
Securities(1)	615	611	648
Net interest income, tax equivalent	$38,491	$39,978	$39,796
Loan purchase discount accretion	(732)	(599)	(1,098)
Core net interest income	$37,759	$39,379	$38,698

Net interest margin	2.71%	2.75%	3.01%
Net interest margin, tax equivalent(2)	2.79%	2.83%	3.10%
Core net interest margin(3)	2.74%	2.79%	3.02%
Average interest earning assets	$5,588,001	$5,607,117	$5,198,789
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Loan interest income, including fees	$31,318	$33,643	$36,542
Tax equivalent adjustment(1)	540	548	531
Tax equivalent loan interest income	$31,858	$34,191	$37,073
Loan purchase discount accretion	(732)	(599)	(1,098)
Core loan interest income	$31,126	$33,592	$35,975

Yield on loans	3.91%	4.08%	4.32%
Yield on loans, tax equivalent(2)	3.98%	4.15%	4.38%
Core yield on loans(3)	3.89%	4.08%	4.25%
Average loans	$3,245,449	$3,268,783	$3,429,746
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended
Efficiency Ratio	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Total noninterest expense	$31,643	$30,444	$27,700
Amortization of intangibles	(1,227)	(1,245)	(1,507)
Merger-related expenses	(128)	(224)	—
Noninterest expense used for efficiency ratio	$30,288	$28,975	$26,193

Net interest income, tax equivalent(1)	$38,491	$39,978	$39,796
Noninterest income	11,644	11,229	11,824
Investment securities gains, net	(40)	(137)	(27)
Net revenues used for efficiency ratio	$50,095	$51,070	$51,593

Efficiency ratio (2)	60.46%	56.74%	50.77%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

Adjusted Allowance for Credit Losses Ratio	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2022	2021	2021	2021	2021
Loans held for investment, net of unearned income	$3,250,035	$3,245,012	$3,268,644	$3,330,156	$3,358,161
PPP loans	(3,037)	(30,841)	(89,354)	(184,390)	(248,682)
Core loans	$3,246,998	$3,214,171	$3,179,290	$3,145,766	$3,109,479
Allowance for credit losses	$46,200	$48,700	$47,900	$48,000	$50,650

Allowance for credit losses ratio	1.42%	1.50%	1.47%	1.44%	1.51%
Adjusted allowance for credit losses ratio(1)	1.42%	1.52%	1.51%	1.53%	1.63%
(1) Allowance for credit losses divided by core loans.

Core Loans/Core Commercial Loans	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2022	2021	2021	2021	2021
Commercial loans:
Commercial and industrial	$898,942	$902,314	$927,258	$982,092	$993,770
Agricultural	94,649	103,417	106,356	107,834	117,099
Commercial real estate	1,723,891	1,704,541	1,699,358	1,705,789	1,693,592
Total commercial loans	$2,717,482	$2,710,272	$2,732,972	$2,795,715	$2,804,461
Consumer loans:
Residential real estate	$463,676	$466,322	$468,136	$468,581	$474,433
Other consumer	68,877	68,418	67,536	65,860	79,267
Total consumer loans	$532,553	$534,740	$535,672	$534,441	$553,700
Loans held for investment, net of unearned income	$3,250,035	$3,245,012	$3,268,644	$3,330,156	$3,358,161

PPP loans	$3,037	$30,841	$89,354	$184,390	$248,682

Core loans(1)	$3,246,998	$3,214,171	$3,179,290	$3,145,766	$3,109,479
Core commercial loans(2)	$2,714,445	$2,679,431	$2,643,618	$2,611,325	$2,555,779
(1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans.
(2) Core commercial loans are calculated as total commercial loans less PPP loans.

Contact:
Charles N. Funk	Barry S. Ray
Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800